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                                                                   EXHIBIT 10.39

                             K & E LAND & LEASING



Kevco, Inc.
Suite 503, Morrow Building II
301 Loop 820, N.E.
Hurst, Texas 76053

Gentlemen:

     The purpose of this letter is to confirm our agreement that effective as of January 1, 1982, the monthly rental with respect to the Elkhart, Indiana and Newton, Kansas leased premises shall be increased to $8,500 and $7,700 respectively. The monthly rental to be paid by Kevco, Inc. to K & E Land & Leasing shall be in addition to all other assessments and obligations of Kevco, Inc. as set forth in the Lease and Sublease relating to the respective leased premises.

     The monthly rental as increased shall be paid each month as provided in the Lease until subsequently increased by the mutual agreement of Kevco, Inc. and K & E Land & Leasing.

     If the foregoing accurately reflects our agreement, kindly indicate to such effect on the second copy of this letter enclosed for that purpose and return same to the undersigned at your earliest convenience.

                                        Yours very truly,

                                        K & E Land & Leasing



                                        By: /s/ Billy T. Everett
                                           ------------------------------
                                           Billy T. Everett
                                           General Partner


AGREED:  Kevco, Inc.

         BY: /s/ Gerald E. Kimmel
            -------------------------------
            Gerald E. Kimmel
            Its President

DATE:    June 22, 1982